SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2015

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement and Subscription Agreement

On February 6, 2015, Selectica, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional funds and other accredited investors, including certain entities affiliated with Lloyd I. Miller III (“Mr. Miller”), the Company’s largest stockholder (collectively, the “Outside Investors”), and entered into a Subscription Agreement (the “Subscription Agreement”) with certain members of the Company’s management and board of directors (the “Management and Director Investors” and, together with the Outside Investors, the “Investors”), pursuant to which the Company (i) sold and issued 118,829.1 shares of its newly created Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Stock”), to the Outside Investors at a purchase price of $47.00 per whole Preferred share (or $4.70 per one-tenth (1/10) of a Preferred Share, which would convert into one share of Common Stock as described below) in an initial closing that occurred on February 6, 2015 for a total of approximately $5.6 million (the “First Closing”) and, (ii) subject to stockholder approval, will sell and issue 65,955 shares of its common stock (the “Common Shares”), par value $0.0001 per share (“Common Stock”) to the Management and Director Investors at a purchase price of $4.70 per share immediately after such stockholder approval is obtained for a total of approximately $310,000 (the “Second Closing”) for an aggregate amount raised of approximately $5.9 million. The transactions described in this Current Report on Form 8-K are described collectively as the “Financing.” The Financing was approved by an independent committee of the Company’s Board of Directors (the “Committee”).

Filing of Certificate of Designation for Series F Stock

Pursuant to the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on February 4, 2015 (the “Certificate of Designation”), after stockholder approval, each whole share of Series F Stock will be converted automatically into ten shares of Common Stock at an initial conversion price of $4.70 per share of Common Stock, subject to broad-based weighted-average anti-dilution adjustment provisions in the event the Company issues securities, other than certain excepted issuances and subject to certain limitations, at a price below the then current conversion price.

The Series F Stock is not entitled to a liquidation or dividend preference. Beginning on May 30, 2015, the Series F Stock is entitled to 10% accruing dividends per annum. The dividends are payable quarterly in cash, beginning on June 30, 2015. Beginning on February 6, 2016, the shares of Series F Stock shall be redeemed by the Company upon the request of the holders of at least a majority of the then outstanding Series F Stock, to the extent funds are legally available for such redemption. The redemption price shall be equal to the product of (i) the number of shares or fraction of a share of Series F Preferred Stock to be redeemed from each such holder multiplied by (ii) $47.00, plus any accrued and unpaid dividends up to, but not including, the redemption date.

The holders of Series F Stock have the right to vote together with the holders of the Company’s Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote, except that the holders of Series F Stock are not eligible to vote their shares of Series F Stock on the proposal to be submitted to the Company’s stockholders for approval of the issuance and sale of the securities in the Financing and the conversion of the Series F Stock. Holders of Series F Stock are entitled to cast a fraction of one vote for each share of Common Stock that would be issuable to such holder on the record date for the determination of stockholders entitled to vote at a conversion rate the numerator of which is $47.00 (as may be adjusted for any subdivision by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or similar event occurring prior to such record date) and the denominator of which is the closing bid price per share of the Common Stock on February 5, 2015, as reported by Bloomberg Financial Markets.

Warrants

In addition to the issuance of the Common Shares and Series F Stock, at the First Closing the Company issued to each Outside Investor a Warrant to purchase Common Stock (the “Outside Investor Warrants”), initially exercisable for 594,143 shares of Common Stock, which is equal to 50% of the number of shares of Common Stock underlying the Series F Stock acquired by the Outside Investors. Pursuant to the Subscription Agreement, the Company will issue Warrants to purchase Common Stock (the “Management and Director Warrants” and, together with the Outside Investor Warrants, the “Warrants”) to the Management and Director Investors at the Second Closing, initially exercisable for 32,975 shares of Common Stock, which is equal to 50% of the number of Common Shares to be acquired by the Management and Director Investors at the Second Closing. The exercise price of the Warrants is $6.00 per share. The Warrants have a five-year term, are not exercisable for the first six months following the date of issuance and include a cashless exercise provision which is only applicable if the Common Stock underlying the Warrants (the “Warrant Shares”) is not subject to an effective registration statement or otherwise cannot be sold without restriction pursuant to Rule 144.

In connection with the Financing, the Company will issue to Lake Street Capital Markets, LLC, who served as the placement agent in the Financing, warrants to purchase an aggregate of 37,627 shares of Common Stock, which represents 3.0% of the total number of Common Shares and as-converted shares of Series F Stock sold in the Financing.

Registration Rights Agreement

The Common Shares, the shares of Common Stock underlying the Series F Stock, and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. In connection with Financing, however, the Company has entered into a Registration Rights Agreement with the Outside Investors.

Voting Agreements

In connection with the Financing, certain of the Company’s officers, directors and stockholders (including Mr. Miller) entered into Voting Agreements (collectively, the “Voting Agreements”). Pursuant to the Voting Agreements, the parties thereto have agreed to vote in favor of the Financing and an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, increasing the number of authorized shares of Common Stock, at a special stockholder meeting (as described below). Pursuant to the terms of the Purchase Agreement and Subscription Agreement, the Company must seek stockholder approval by May 31, 2015.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation, the Purchase Agreement, the Subscription Agreement, the Registration Rights Agreement, the Outside Investor Warrant, the Management and Director Warrant, and the Voting Agreements, which are filed as exhibits to this Current Report on Form 8-K.

Junior Secured Convertible Promissory Notes

On February 9, 2015, the Company entered into a binding term sheet with Mr. Miller and two of his affiliates: MILFAM II L.P. and Lloyd I. Miller Trust A-4, (the “Purchasers”), pursuant to which the Company agreed to issue and the Purchasers agreed to purchase, junior secured convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $3 million, subject to the negotiation and execution of definitive agreements (the “Debt Financing”).

Pursuant to the term sheet, the Convertible Notes will be due five years from the date of issuance (the “Maturity Date”) and accrue interest at an annual rate of 8% on the aggregate unconverted and outstanding principal amount, payable quarterly. The Company also has the option to pay any amounts of interest with a payment-in-kind (“PIK”) based upon an interest rate amount calculated at 10% per year, provided that the Company provides prior written notice thereof to the Purchaser at least 30 days in advance of the applicable interest payment date.

The Convertible Notes may be converted into shares of Common Stock at the sole option of the Purchasers at any time and from time to time prior to the Maturity Date, subject to applicable NASDAQ listing rule limitations, at a conversion price of $5.70 (as may be adjusted for stock splits, recapitalizations or other similar events). Following the issuance of the Convertible Note, the Company will file a registration statement with the Securities and Exchange Commission with respect to the Common Stock issued pursuant to conversion of the Convertible Notes.

The Convertible Notes may not be prepaid or called by the Company prior to the Maturity Date. The Convertible Notes will be secured by a junior security interest on the Company’s assets, subordinate only to the senior security interest of the Company’s institutional lender, Bridge Bank, N.A.

The foregoing description of the Debt Financing term sheet is qualified in its entirety by reference to the provisions of the term sheet filed as Exhibit 10.7 to this Current Report on Form 8-K, which is incorporated by reference herein.

In connection with the Financing and the Debt Financing, the Committee determined to provide an exemption for the Financing and the Debt Financing such that the issuances of securities contemplated thereunder will not trigger the provisions of the Amended and Restated Rights Agreement between the Company and Wells Fargo Bank, N.A., as Rights Agent, dated January 2, 2009, as amended (the “Rights Agreement”). All other provisions of the Rights Agreement will otherwise remain in effect.

Guarantee

On February 9, 2015, the Company entered into a $2 million binding term sheet with Mr. Miller and MILFAM II L.P., an affiliate of Mr. Miller (the “Guarantors”) to provide a limited guarantee under the Company’s existing credit facility (the “Credit Facility”) with Bridge Bank, N.A. (the “Lender”), in order to satisfy certain conditions for the Lender to lend additional funds to the Company. Subject to Lender approval and the execution of a definitive guarantee agreement, the Guarantors will guarantee the performance of the Company’s obligations under the Credit Facility in an amount of $2 million, or such lesser amount as may be agreed to by the Lender from time to time (the “Guaranteed Loan Amount”), for a period of 24 months, or sooner if terminated by the Company (the “Guarantee”).

Upon execution of the definitive guarantee agreement, the Company will pay the Guarantors an aggregate commitment fee of either $100,000 in cash or a PIK in an amount equal to the greater of (i) 8% of the initial Guaranteed Loan Amount and (ii) $100,000. Thereafter, subject to the earlier termination of the Guarantee, the Company will pay the Guarantors an aggregate monthly fee equal to (a) 1% of the Guaranteed Loan Amount for months (including partial months) 1 through 12 following the date of execution of the definitive guarantee agreement and (b) 1.5% of the Guaranteed Loan Amount for months (including partial months) 13 through 24 following the date of execution of the definitive guarantee agreement (the “Monthly Fee”). At the Company’s option, the Monthly Fee may be paid in cash or PIK, subject to certain conditions.

The Guarantors will be granted a right of subrogation as to the Guaranteed Loan Amount under the Credit Facility.

The foregoing description of the terms of the Guarantee term sheet is qualified in its entirety by reference to the provisions of the term sheet filed as Exhibit 10.8 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On February 9, 2015, Selectica, Inc. (the “Company”) issued a press release announcing financial results for the fiscal third quarter ended December 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed with respect to the Debt Financing and the Guarantee in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series F Stock to the Investors at the First Closing, the sale and issuance of the Common Shares at the Second Closing, the issuance of the Warrants at the First Closing and the Second Closing, and the issuance of shares of Common Stock upon exercise and conversion thereof, have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03	Material Modification of Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On February 4, 2015, the Company filed with the Delaware Secretary of State a Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock that created the new Series F Stock, authorized 135,000 shares of Series F Stock and designated the preferences, rights and limitations of the Series F Stock, as described in Item 1.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On February 9, 2015, the Company issued a press release announcing the Financing. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock.

10.1	Purchase Agreement, dated as of February 6, 2015.

10.2	Subscription Agreement, dated as of February 6, 2015.

10.3	Registration Rights Agreement, dated as of February 6, 2015.

10.4	Form of Warrant to Purchase Common Stock, dated as of February 6, 2015, issued to Outside Investors.

10.5	Form of Warrant to Purchase Common Stock to be issued to Management and Director Investors.

10.6	Voting Agreements, dated as of February 6, 2015.

10.7	Convertible Note Financing Term Sheet, dated February 9, 2015.

10.8	Guarantee Term Sheet, dated February 9, 2015.

99.1	Press release of Selectica, Inc., dated February 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2015

SELECTICA, INC.

By:	/s/ Todd Spartz
Name:	Todd Spartz
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock.

10.1	Purchase Agreement, dated as of February 6, 2015.

10.2	Subscription Agreement, dated as of February 6, 2015.

10.3	Registration Rights Agreement, dated as of February 6, 2015.

10.4	Form of Warrant to Purchase Common Stock, dated as of February 6, 2015, issued to Outside Investors.

10.5	Form of Warrant to Purchase Common Stock to be issued to Management and Director Investors.

10.6	Voting Agreements, dated as of February 6, 2015.

10.7	Convertible Note Financing Term Sheet, dated February 9, 2015.

10.8	Guarantee Term Sheet, dated February 9, 2015.

99.1	Press release of Selectica, Inc., dated February 9, 2015.